Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 14, 2020, in the Registration Statement (Form S-1) and related Prospectus of Tuesday Morning Corporation for the registration of 30,158,593 shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

May 19, 2021